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                                                                Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                                 THREE MONTHS                  NINE MONTHS
                                                                                    ENDED                         ENDED
                                                                                 SEPTEMBER 30,                SEPTEMBER 30,
                                                                             -------------------           ------------------
                                                                             1996           1995          1996           1995
                                                                             ----           ----          ----           ----
Computation for Statements of Consolidated
Income ($ in millions)

 Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (6.1)         19.3           153.4         179.0

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Earnings per share of common stock
 (based on average shares outstanding) ($)

Earnings on common stock  . . . . . . . . . . . . . . . . . . . . . . .     (0.11)         0.38            2.88          3.54

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Additional computation of average common
 shares outstanding (thousands) (NOTE)
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Average shares of common stock outstanding  . . . . . . . . . . . . . .    55,165        50,574          53,340        50,569
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . . . .        10            15              10             8
  Applicable to contingent stock options  . . . . . . . . . . . . . . .       111            16              76             6
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Average common shares as adjusted . . . . . . . . . . . . . . . . . . .    55,286        50,605          53,426        50,583
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Average shares of common stock outstanding  . . . . . . . . . . . . . .    55,165        50,574          53,340        50,569
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . . . .        10            15              10             8
  Applicable to contingent stock options  . . . . . . . . . . . . . . .       114            34             114            34
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Average common shares assuming full dilution  . . . . . . . . . . . . .    55,289        50,623          53,464        50,611
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Earnings on common stock as adjusted ($)  . . . . . . . . . . . . . . .     (0.11)         0.38            2.87          3.54
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Earnings on common stock assuming full dilution ($) . . . . . . . . . .     (0.11)         0.38            2.87          3.54
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





NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.





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